Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript STFC - Q1 2009 State Auto Financial Earnings Conference Call Event Date/Time: Apr. 28. 2009 / 10:00AM ET

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FINAL TRANSCRIPT
Apr. 28. 2009 / 10:00AM ET, STFC - Q1 2009 State Auto Financial Earnings Conference Call

CORPORATE PARTICIPANTS

Steve English

State Auto Financial Corporation - VP & CFO

Bob Restrepo

State Auto Financial Corporation - Chairman, President & CEO

CONFERENCE CALL PARTICIPANTS

Joseph DeMarino

Piper Jaffrey - Analyst

Michael Phillips

Stifel Nicolaus - Analyst

Paul Newsome

Sandler O’Neill - Analyst

Matt Rohrmann

Keefe, Bruyette & Woods - Analyst

PRESENTATION

Operator

Welcome to the State Auto Financial’s first-quarter earnings conference call. Initially you will be in listen-only mode. Today’s call is being recorded. If you have any objections, you may disconnect at this time. (Operator Instructions)

At this point I would like to turn the call over to Mr. Steve English, State Auto’s Chief Financial officer. Mr. English, you may proceed.

Steve English - State Auto Financial Corporation - VP & CFO

Thank you, Christina. Good morning and welcome to our first-quarter 2009 earnings conference call. Today I am joined by several members of STFC’s senior management team — our Chairman, President, and CEO, Bob Restrepo; Chief Operating Officer Mark Blackburn; Chief Investment Officer Jim Duemey; Corporate Actuary Matt Mrozek; and our Chief Accounting Officer and Treasurer, Cindy Powell.

Today’s call will include prepared remarks by our CEO, Bob Restrepo, and myself, after which we will open the lines for questions.

Please note our comments today may include forward-looking statements, which by their nature involve a number of risk factors and uncertainties which may affect future financial performance. Such risk factors may cause actual results to differ materially from those contained in our projections or forward-looking statements. These types of factors are discussed at the end of our press release as well as in our annual and quarterly filings with the Securities and Exchange Commission to which I refer you.

A financial packet containing reconciliations of certain non-GAAP measures along with supplemental financial information was distributed to registered participants prior to this call and made available to all interested parties on our website, www.StateAuto.com, under the Investors section as an attachment to the press release. Now I will turn the call over to STFC’s Chairman, President, and CEO, Bob Restrepo.

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

Thank you, Steve. Good morning, everyone. Once again the headline for the quarter is catastrophes. Historically, the first quarter has been kind to us. We thought last year’s first quarter was unique when we experienced catastrophes accounting for 12.5 percentage points in our loss ratio. We were wrong. This year our catastrophe experience accounted for 15.3 percentage points in our combined ratio. Usually, over the past 10 years or so, we average two to three percentage points in the first quarter.

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FINAL TRANSCRIPT
Apr. 28. 2009 / 10:00AM ET, STFC - Q1 2009 State Auto Financial Earnings Conference Call

Unlike last year where we had a high number of storms, this year two catastrophes were the primary contributors to our disappointing results — a January ice storm which shut down large parts of Indiana and Kentucky, and an unusual windstorm in February which swept through the Midwest and mid-Atlantic states accounted for the vast majority of our catastrophe losses in the quarter.

In addition, net income results were hurt by lower investment income, a larger write-down on our equity portfolio quarter-over-quarter, a higher frequency of fire losses in personal lines, and one significant fire loss here in the Columbus, Ohio, area which produced a net loss to us of $2.4 million. All of this was offset somewhat by a higher income tax benefit reported in the first quarter.

Over the next few minutes I will provide a brief summary of operating results and Steve will discuss the balance sheet. Catastrophe results obviously affected the property-oriented lines of homeowners, farm owners, fire, and other allied lines. Non-catastrophe loss ratio results were generally comparable to last year.

Results for personal automobile, our largest line, improved somewhat despite higher levels of severity driven by increases in medical costs.

Non-catastrophe homeowners results were hurt by an unusually large number of fire losses. We don’t have enough data yet to directly correlate these losses to a poor economy, but we did experience a higher frequency of large losses in states with higher foreclosure rates. Based on what I have heard from other companies our experience is not unusual. No doubt less maintenance and possibly even arson could be contributing factors, but we really don’t know yet; simply too early to tell.

Commercial lines results improved somewhat. We are pleased with our commercial auto, commercial multi-peril, and general liability results. Our fire loss ratio was hurt by the large Columbus loss and workers’ compensation results were higher but do vary from quarter to quarter given our relatively small premium volume. Although non-catastrophe results were relatively stable, it’s clear that we need price increases to improve results and get ahead of the loss curve.

In personal automobile we continue to experience higher levels of severity in bodily injury and [pith] driven by medical cost inflation. Pure premium trends are up about 3.5%. In the first quarter of this year we have already filed for rate increases approaching 3.5% and have actions in place to further increase prices for standard automobile for the rest of the year.

In homeowners we continue to file rate increases in the mid to high single digits, but this number varies widely by state. Price alone, though, will not fix our homeowners problem. In addition to the aggregate reinsurance tree that we put in place the first of this year, we are now in the process of implementing wind and hail deductibles in 11 states, strengthening our insurance to value program, and taking either underwriting and/or agency action in counties where our vulnerability to wind and hail losses is the greatest.

I know several of you have questioned our catastrophe losses over the past year or so. Is it bad luck or bad underwriting? All I can tell you is that our underwriting has not changed. Our pricing has exceeded the Consumer Price Index for homeowners since 2004 and we have taken a variety of actions to diversify our property business and our geographic footprint. Clearly, we need to do more.

We obviously can’t control the weather, but we need to do a better job responding to uncertain weather cycles. Fixing our personal property issues will require that we both increase prices and reduce retained property exposure.

Our experience in commercial multi-peril, general liability, and commercial automobile has benefited from lower levels of frequency and severity. Loss ratios for all three lines are lower this quarter than last year’s first quarter. As I mentioned, fire and allied lines was hurt by the one large loss and we did see a very significant increase in severity for workers’ compensation in the quarter.

Price competition remains strong, primarily in commercial automobile and general liability where we experienced a 4% to 5% price reduction year-over-year. Workers’ compensation pricing is flat and our BOP and C&P prices declined in the 1% to 2% range. This quarter we have begun to test the market by increasing prices, particularly on the smaller, property-driven C&P and BOP lines where we have used our fully deployed predictive models to reevaluate the application of credits and debits at renewal.

Premium growth continues to be driven by personal lines. Our new business quote activity in the first quarter has almost doubled relative to the first quarter of last year. This is partly a result of our new product and point-of-sale technology which has been very well received by our agents, but it’s also due to expansion into new states.

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FINAL TRANSCRIPT
Apr. 28. 2009 / 10:00AM ET, STFC - Q1 2009 State Auto Financial Earnings Conference Call

In addition, our new custom fit product positions us very well to take advantage of higher levels of consumer shopping. Anecdotally, we are hearing from our agents that they are getting a significantly increased level of requoting demand from their clients. We expect this trend will continue for several more quarters.

Business insurance production was flat for both policy count and premiums. It will be extremely difficult to generate any kind of measurable growth in business insurance given the current level of pricing and the impact of the economy on premium bases such as payrolls, sales, and numbers of vehicles.

Our expense ratio is down somewhat, primarily resulting from higher levels of earned premium and lower accruals for agency contingent commission expense. All-in-all the headline continues to be the weather and, to a lesser degree, a poor investment climate in the first quarter. With that I will turn you over to Steve English.

Steve English - State Auto Financial Corporation - VP & CFO

Thank you, Bob. Our capital and book value remained flat this quarter despite the catastrophe experience Bob discussed. Our high-quality, fixed maturities portfolio continues to perform well and we experienced unrealized gains during the quarter despite a rise in Treasury rates. These gains offset continued declines in the equity markets and the impact of our net loss in dividends for the quarter.

Book value per share finished the quarter at $19.21, down $0.02 from year-end. We did not repurchase any shares in connection with our treasury program this quarter. We reported net realized losses for the quarter of $11.3 million including $6.4 million of impairments, all related to equity securities and principally large-cap industrials.

Net investment income declined $4.1 million compared to last year’s first quarter. As we discussed on our last call, our investment in treasury inflation protection securities accounts for over half of this decline. The remaining decline is attributable to rates on short-term money, which are lower by approximately 200 basis points since last year.

We anticipate putting our cash to work in high-quality, taxable fixed income securities in the coming weeks. We intend to continue investing conservatively to preserve capital while generating investment income.

Updating you on the status of our CAT aggregate reinsurance treaty, during the first quarter we had catastrophe losses in excess of $50 million on a group basis that qualified against our $80 million group aggregate. As a reminder, we entered into this treaty effective January 1, 2009, which runs through the end of this calendar year. The treaty has a $5 million franchise deductible per occurrence capped at $55 million. The limit is $30 million and excess of $80 million aggregate for the group with a 25% co-participation.

The aggregated covers PCS numbered CATs excluding earthquake and named storms, such as hurricanes or tropical storms. We are currently working on our July 1 treaty renewals and anticipate sharing the results during our second-quarter call later this summer.

During the quarter we amended our line of credit. This was done to gain greater flexibility by eliminating the impact of accumulated other comprehensive income on equity from the financial covenants. At the same time we reduced the line to $100 million based upon our needs and the desire to reduce associated costs.

Finally, I wanted to comment on taxes. Last year we recorded in the first quarter a tax benefit based upon an estimate of the full-year rate. In the first quarter this year the tax benefit recorded was based upon the actual calculation as small assumption changes materially impacted estimating a full-year tax rate.

With that we will open it up to any questions that you may have.

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QUESTION AND ANSWER

Operator

(Operator Instructions) Joseph DeMarino, Piper Jaffray.

Joseph DeMarino - Piper Jaffrey - Analyst

Thank you, good morning. My first question, on the reinsurance did you say you had $50 million in losses towards your aggregate?

Steve English - State Auto Financial Corporation - VP & CFO

Correct, that is on a group basis.

Joseph DeMarino - Piper Jaffrey - Analyst

All right. Can you explain that a little bit more, because you had (technical difficulty) in losses in the quarter? So how do we get to that $50 million number?

Steve English - State Auto Financial Corporation - VP & CFO

The $50 million this on a group basis. Under the pooling agreement the public company shares in 80% of that and so then the balance of the first-quarter catastrophes would be other storms that did not qualify for the aggregate in the quarter as well as a small amount of favorable development on prior-year CATs.

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

And the 20% that the State Auto Mutual Company picks up.

Joseph DeMarino - Piper Jaffrey - Analyst

Okay, thank you. Then on the wind and hail deductibles you mentioned that you are going to be raising in 11 states. When does that take effect and when do you expect to see the benefit?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

The first state that we rolled it on was the third quarter of last year. The roll-on will be completed in the third quarter of this year, and then of course it takes 12 months to apply it to each of the renewal policies. So it will play out over the next 18 months, but we are well into it now.

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FINAL TRANSCRIPT
Apr. 28. 2009 / 10:00AM ET, STFC - Q1 2009 State Auto Financial Earnings Conference Call

Joseph DeMarino - Piper Jaffrey - Analyst

Okay, got it. Then on pricing, any way to separate your growth into how much occurred from pricing improvement versus expansion of either new products or new territories?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

Yes, our policy counts for homeowners was up — hold on a second. Our policy count for our homeowners is up slightly less than our premiums. So what — we still need to earn out the price increases. I am sorry, our homeowners policy count is up less than 2%.

Joseph DeMarino - Piper Jaffrey - Analyst

Okay.

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

And the premium is up higher than that.

Joseph DeMarino - Piper Jaffrey - Analyst

What about just generally though across the personal segment? How much of that growth in the quarter is attributed to pricing increases versus, I guess, expansion?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

For homeowners most of it has to do with price increases. I would say over 80% of it has to do with price increases. A fair amount of — I don’t have the exact number with me, but the price increases for first loan in the field probably account for about a third of the growth. We can get you more precise numbers later on.

Joseph DeMarino - Piper Jaffrey - Analyst

All right, and one last question. Can you talk about loss trends excluding CATs in the quarter? It seems like year-over-year it’s pretty much on par but it still seems a bit higher than 2007 and prior years. Maybe just talk about loss trends excluding CATs related to your expectations for losses in the quarter?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

Personal automobile — let me back into it. The loss trends for commercial automobile, general liability, and a lot of our business insurance lines — pure premium trends still look very favorable for us. I think with the exception of workers’ compensation where we are seeing higher medical severities. And the same thing carries over to personal lines. Our issue from a severity standpoint is on the medical side.

I think when I look at what has gone on with the industry in terms of fast-track data provided by the Insurance Services Organization as well as other public company reports, we have trailed the severity increase that some companies were reporting two years ago. I don’t know whether that is because of our predominance here in the Midwest. We, obviously, don’t have much presence on the coast.

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FINAL TRANSCRIPT
Apr. 28. 2009 / 10:00AM ET, STFC - Q1 2009 State Auto Financial Earnings Conference Call

It may have taken a while for the medical cost curve to hit the states that we operate in, but we are now seeing a kind of severity in personal automobiles that many companies were reporting 18 months and two years ago. It has moderated somewhat quarter-over-quarter but it’s still early and last year produced a pure premium trend that went positive. We had seen that increase coming which is why we started increasing personal automobile prices last year. And we are continuing to do that, as I said at the opening.

Joseph DeMarino - Piper Jaffrey - Analyst

All right, thank you. That is very helpful. Thanks.

Operator

Michael Phillips, Stifel Nicolaus.

Michael Phillips - Stifel Nicolaus - Analyst

Good morning. Can you remind where you are with — you have done some restructuring in offices and specifically with the claims office. Where are you with that?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

The process started in the second quarter. We have to date closed two of the 20 claims sub office. Actually three now; three of our 20 sub offices, but we are very early on in the process. The goal here is to have our — is really three-fold. It’s to reduce our dependence on third-party appraisers and have more of our property and automobile adjusting done by our own staff appraisers.

Secondly, to move our property adjusters closer to the point of service by operating, having them operate out of their residences. We are very early on in that process, but we have moved in that direction with three of our smaller of the 20 offices. Then we are also regionalizing our casualty claim adjusting, partly to rationalize the expense of middle management supervision and partly to get better line control over at the casualty files. That process will not be completed until the end of next year, but we are on track so far.

Michael Phillips - Stifel Nicolaus - Analyst

Okay, thanks. As you do that shuffling around and changing for the claims offices, how do you keep your hands around any kind of disruption that might actually take place in terms of — ?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

That is a very good question. Obviously, the issue relates to casualty claim handling. When you have a new pair of eyes on a claim file in the aggregate you can expect that the case reserves are going to go up. We anticipated that — Matt Mrozek is here — we have anticipated that when we review our IBNR reserves.

We also and probably the area that we are most sensitive to is on the automobile lines, bodily injury. We have made use of a third-party software for almost 10 years now to help us adjust those files. If the files exceed a certain amount, usually $100,000, then they are reviewed by a second pair of eyes, a position that we call a claim examiner. Those claim examiners have not been affected by this change.

So we fill both with the software we have in place, with the expectation that we are going to see some increases in case basis reserves that we have accommodated that in our IBNR reserving. Then the third, the most serious cases, the larger of the large losses, the ones that exceed $100,000. Those are the ones that really push severity and could push disruption in our claim reserving trend. The folks that review those files have not changed, so we feel pretty comfortable that we have got the right controls in place to minimize volatility on the case reserves.

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FINAL TRANSCRIPT
Apr. 28. 2009 / 10:00AM ET, STFC - Q1 2009 State Auto Financial Earnings Conference Call

Michael Phillips - Stifel Nicolaus - Analyst

Okay, thanks. That was helpful. I guess kind of a corollary to that is your thoughts the impacts going forward of inflation, especially in regards to these liability lines and workers comp as well.

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

We are monitoring it obviously. We may be seeing, I don’t know, some early stages of inflation in medical cost care. That is really across the board for us, particularly in the personal automobile and workers’ compensation lines.

We are pricing for inflation in our homeowners rates, although the most recent data would say we are seeing some disinflationary trends both in labor and building material. But that is not reflected yet in our upgrading factors for homeowners, so we are still looking at insurance to value based on the data that we had six to 12 months ago. Although from what we are seeing and talking to our claim folks, even if costs are declining just because of the economy and because of the lack of construction activity.

Those are the two primary drivers for us is medical cost inflation and property-related claim expenses. We are not seeing the same kind of severity in terms of fixing cars that we have seen maybe in the past. The two biggest inflationary trends have been building materials and labor and medical costs. We have been monitoring those and pricing for them.

Michael Phillips - Stifel Nicolaus - Analyst

Okay, thanks. I guess, lastly, just to help me for some auto. I hear you with the medical inflation there on the VI, but even this quarter for you guys, and I think we have seen it across the board for everybody, loss trends have kind of improved. Maybe because of the economy is driving that or patterns or whatever you want to call it there, but do you see because of that — I think a lot of carriers are seeing a little bit better trends in auto, maybe because of the economy. But is there any pressure on the stance of we are going to take mid single-digit rate increases and then maybe kind of let off on that because of this?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

We are not doing it. Again, Michael, as I said at the outset, our pure premium trends increase lagged relative to the industry. So we want to make sure we are ahead of it. And in most states, the kind of price increases we are talking about in the low to mid single digits, we think we can sell. And frankly, given our new business production, given the fact that even though we take a rate increase in the 3% to 5% rate, the way we apply it to our predicted models can vary widely.

We feel very good about our production trends and our strength in the market and the ability to get the rates that we need to improve our already very acceptable margins in personal automobile.

Michael Phillips - Stifel Nicolaus - Analyst

Great, thanks a lot. That was helpful.

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FINAL TRANSCRIPT
Apr. 28. 2009 / 10:00AM ET, STFC - Q1 2009 State Auto Financial Earnings Conference Call

Operator

Paul Newsome, Sandler O’Neill.

Paul Newsome - Sandler O’Neill - Analyst

Good morning. Could you remind me how you define catastrophe losses in your definition? Do you use the ISO definition or do you use your own?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

No, we use the ISO definition from the property claims services. And if I remember right, they haven’t changed it. It’s still got to be an industry event that they estimate to be at least $25 million.

Paul Newsome - Sandler O’Neill - Analyst

Great. Then perhaps you could talk a little bit about your view of your own pricing models, particularly in home insurance versus the competitors, to the extent to which you are using credit scoring in both the auto and home lines at this point?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

We feel very good about our ability to compete on personal automobile. We are in our second-generation pricing model and preparing to roll out our third generation. There are some that out there with fourth-generation, but we feel very good about our pricing precision. Every generation gets better. We can slice and dice better; we can identify loss trends better.

There are some areas that are embedded in our price increases, particularly in the physical damage area for our new custom fit product where we think we can get more rate and probably need more rate. But on balance, we feel very good about our ability to compete with anybody in the personal automobile marketplace.

We’ve got work to do on homeowners. We are competitive in our ability to price around credit, but we need to do a better job applying the same kind of predicted modeling and pricing precision that we have with automobile into our homeowner product. We will be rolling that out with our new by-peril, yet unnamed, homeowner product that we will be putting in place the fourth quarter of this year.

So at this time next year I expect our pricing precision around predictive modeling and our ability to more precisely price for the specific peril will be much more robust than it is today.

Paul Newsome - Sandler O’Neill - Analyst

Great. Thanks, folks.

Operator

Joseph DeMarino, Piper Jaffray.

Joseph DeMarino - Piper Jaffrey - Analyst

Thank you, just a few follow-ups. Do you have any exposure to the recent storms in the Midwest? I think it was Kansas, Oklahoma, Iowa.

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FINAL TRANSCRIPT
Apr. 28. 2009 / 10:00AM ET, STFC - Q1 2009 State Auto Financial Earnings Conference Call

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

What we have had — I think there has only been one PCS numbered catastrophe that was significant enough. In fact, I know because I just looked at it before I walked in here that has hit us this quarter. It had to do with the tornado that hit Arkansas. But the loss was not material enough for us to comment on it.

Joseph DeMarino - Piper Jaffrey - Analyst

Okay, thank you. Then maybe if you could just give a little more detail, your personal thoughts on the possible arson that seems to be resulted in the increased number of fires you guys had?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

Yes, Joseph, all of us look at every loss above $100,000. We have not had one instance yet that we have proven to be arson. Now we have had fires that, a small number of fires that are under investigation for potential arson, but that is our standard practice. If we have any doubt at all, we bring in an arson investigator.

To date certainly for any of the losses that have occurred over the last six months, I can’t remember one instance that we have definitively — looking at Mark Blackburn, he is shaking his head agreeing — that we have not had one instance where we have definitively identified a case of arson.

Joseph DeMarino - Piper Jaffrey - Analyst

Okay. Thank you. And then one last question, do you know your statutory capital at the end of the quarter?

Steve English - State Auto Financial Corporation - VP & CFO

Yes, it’s $714 million.

Joseph DeMarino - Piper Jaffrey - Analyst

Thank you, that is it. Thanks.

Operator

Matt Rohrmann, KBW.

Matt Rohrmann - Keefe, Bruyette & Woods - Analyst

Gentlemen, good morning. Just two quick numbers questions. First, do you have any material reserve development in the quarter either way?

Steve English - State Auto Financial Corporation - VP & CFO

Well, as you know, Matt, we don’t comment on that except at the end of the year.

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FINAL TRANSCRIPT
Apr. 28. 2009 / 10:00AM ET, STFC - Q1 2009 State Auto Financial Earnings Conference Call

Matt Rohrmann - Keefe, Bruyette & Woods - Analyst

Okay. But even nothing of material nature movement there regardless?

Steve English - State Auto Financial Corporation - VP & CFO

The only thing I can tell you is on the catastrophe reserves we did have $3.3 million of favorable development that is inside that CAT number.

Matt Rohrmann - Keefe, Bruyette & Woods - Analyst

Okay, great. For non-CAT weather, Bob, could you give us any color around that? How much weather do you think was outside the norm beyond the CAT detail you already provided?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

Really nothing. I am looking at Matt Mrozek, our actuary, and he is shaking his head no. Nothing unusual. As I mentioned, our workers’ compensation numbers kind of bounced up and down because it is a very small line. It can be very vulnerable to one or two losses and we have had one or two where we had to increase our medical cost reserves because the person was more seriously injured than we thought.

But other than that for as unstable as the weather was, all the non-CAT trends were pretty stable.

Matt Rohrmann - Keefe, Bruyette & Woods - Analyst

Okay. All right, great. Thanks very much.

Operator

(Operator Instructions)

Steve English - State Auto Financial Corporation - VP & CFO

Well, hearing none, thank you, Christina. We want to thank all of you for participating in our conference call and for your continued interested in and support of State Auto Financial Corporation. We look forward to speaking with you again on our second earnings call, which is currently scheduled for July 28, 2009. Thank you and have a nice day.

Operator

This concludes today’s conference call. You may disconnect at this time.

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FINAL TRANSCRIPT
Apr. 28. 2009 / 10:00AM ET, STFC - Q1 2009 State Auto Financial Earnings Conference Call

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